900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, TX 78746-5546 PHONE 512.338.5400 FAX 512.338.5499 www.wsgr.com

Exhibit 5.1

June 29, 2018

Savara Inc.

836 Bee Cave Road, Building III, Suite 200

Austin, Texas 78746

Ladies and Gentlemen:

We have acted as counsel to Savara Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (iii) the Company’s debt securities (together, the “Debt Securities”), which Debt Securities may be issued pursuant to an indenture (the “Indenture”), between the Company and a trustee to be named therein (the “Trustee”); (iv) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein; and (v) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities or Warrants in any combination (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are referred to herein collectively as the “Shelf Securities”; all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $250,000,000. The terms “Common Stock,” “Preferred Stock,” “Debt Securities,” “Warrants” and “Units” shall include any additional amounts of such securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement.

We have also acted as counsel to the Company in connection with an offering of up to $60,000,000 of shares of Common Stock that may be issued and sold (the “Sales Agreement Shares”, together with the Shelf Securities are referred to herein as the “Securities”) under a Sales Agreement entered into by the Company with H.C. Wainwright & Co., LLC on April 28, 2018, as amended on June 29, 2018 (as may be amended or supplemented, the “Sales Agreement”) to be effective upon effectiveness of the Registration Statement. The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

In addition, the Company has previously sold and issued pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 775,000 shares of Common Stock (the “Pre-Funded Shares”), warrants (the “2016 Warrants”) to purchase up to 403,927 shares of Common Stock (the “2016 Warrant Shares”) and warrants (the “2014 Warrants”) to purchase up to 314,446 shares of Common Stock (the “2014 Warrant Shares” and, together with the Pre-Funded Shares and the 2014 Warrant Shares, the “Warrant Shares”, together with the Shelf Securities and Sales Agreement Shares, the “Securities”). The prospectus for the offer and sale of the Warrant Shares is included in the Registration Statement (as may be amended or supplemented, the “Warrant Prospectus”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the Registration Statement, the Indenture, the Sales Agreement Prospectus, the Warrant Prospectus, the Pre-Funded Warrants, the 2016 Warrants and the 2014 Warrants. We are opining herein as to the internal laws of the State of New York, and, the general corporation law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LOS ANGELES NEW YORK PALO ALTO SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Savara Inc.

June 29, 2018

In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In making our examination of documents executed or to be executed, we have assumed that the counterparties thereto, excluding the Company, have been duly organized and are, and will continue to be, validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as expressly set forth in the paragraphs below, the validity and binding effect thereof on such parties.

Based upon the foregoing, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to Debt Securities to be issued under the Indenture, when (a) the Trustee has duly executed and delivered the Indenture; (b) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (e) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or other agreement against payment therefor, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

4.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.

With respect to any Units to be issued pursuant to the Registration Statement, when (a) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; (b) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (c) such Units have been duly authorized, executed, issued and

Savara Inc.

June 29, 2018

delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.	With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, the Sales Agreement Shares are duly authorized, and when issued against receipt of the consideration therefor in accordance with the provisions of the Sales Agreement, will be validly issued, fully paid and nonassessable.

7.	With respect to the offering of the Warrant Shares pursuant to the Warrant Prospectus, the Warrant Shares are duly authorized, and when issued and sold against payment therefor in accordance with the terms of the Pre-Funded Warrants, the 2014 Warrants or the 2016 Warrants, as applicable, will be validly issued, fully paid and nonassessable.

In connection with the opinions expressed above, we have assumed that (a) (i) each of the Debt Securities, Warrants, Units, and the respective indentures, warrant agreements and unit agreements governing such securities will be governed by the internal laws of the State of New York, (ii) that the choice of New York law to govern the Debt Securities and each Indenture and any supplemental indenture thereto is a valid and legal provision, and that (b) at or prior to the time of the delivery of any Security, (i) the Board shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement, and any further amendments thereto (including post-effective amendments) shall comply with all applicable laws and shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (iv) a prospectus supplement (including the Sales Agreement Prospectus related to the Sales Agreement Shares and the Warrant Prospectus related to the Warrant Shares) has been or will have been prepared and filed with the Commission describing the Securities offered thereby; (v) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, in the manner stated in the Sales Agreement Prospectus, and in the manner stated in the Warrant Prospectus or the applicable prospectus supplement (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities (including the Sales Agreement with respect to the Sales Agreement Shares and the Warrant Prospectus related to the Warrant Shares) offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities pursuant to the Registration Statement, the Sales Agreement Prospectus, the Warrant Prospectus and any additional prospectus supplement; (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) the certificates representing the Securities will be duly executed and delivered, as applicable; (x) the Indenture, the Debt Securities, the Warrant Agreement, the Warrants, the Unit Agreement and the Units are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); (xi) there shall not have occurred any change in law affecting the validity or enforceability of such Security; and (xii) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security or the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinion that any document is legal, valid and binding is qualified as to:

(i)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, or other laws relating to or affecting the rights of creditors generally;

(ii)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(iii)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Savara Inc.

June 29, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation